UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 10, 2010

Capital Southwest Corporation
(Exact Name of Registrant as Specified in Charter)

Texas
(State or Other Jurisdiction of Incorporation)

811-1056	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-8242
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 10, 2010, Capital Southwest Corporation (the "Company") completed the closing of the sale of Lifemark Group ("Lifemark"), a wholly owned subsidiary of the Company pursuant to a stock purchase agreement (the "Stock Purchase Agreement") with NorthStar Memorial Group, LLC ("NorthStar") and NorthStar Cemetery Services of California, LLC, a wholly owned subsidiary of NorthStar, previously disclosed in the Company's current report on Form 8-K filed on April 30, 2010. Pursuant to terms of the Stock Purchase Agreement, the $84.7 million purchase price will be reduced by the amount of Lifemark's outstanding indebtedness on the closing date, along with costs and expenses associated with the distribution of certain assets.  Additionally, the purchase price is subject to customary adjustments based on the amount of Lifemark's net assets at the time the sale is completed.  A copy of the press release announcing the closing of the stock purchase is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement by and among NorthStar Cemetery Services of California, LLC, NorthStar Memorial Group, LLC, Lifemark Group and Capital Southwest Corporation dated April 29, 2010.

99.1	Press Release, dated June 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 10, 2010

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Gary L. Martin
Gary L. Martin
President and Chairman